Exhibit 6.80

Advance Equity Group
Residential Rental Agreement

Landlord/Tenant/Address: This Agreement (hereinafter "Lease") is between **Advance Equity Group** (hereafter "Management") and [redacted] (hereinafter "Resident"). Management leases to Resident and Resident leases from Management the property known as **8662 Ashley Way**
City **Douglasville** County **Douglas**, Zip **30134,** Georgia, (hereinafter "Premises") under the following conditions:

1. Occupants: All adults intending to occupy Premises are listed above and agree to sign this Lease. Minors (under age 18) intending to occupy must be listed on this Lease and are: **leaseholders.** Resident warrants the above-mentioned persons shall be the only occupants of the Premises except for short-term visitors. Total number of adults and minors occupying Premises shall not exceed **1,** without written permission of Management. **No Subletting of the residence.**

2. Original and Renewal Term: (a) This Lease shall begin at noon on **August 1, 2021** (Rent starts on this date regardless of day of possession) and end at 12:00/noon the last day of **July 2023** (hereinafter referred to as the "Anniversary Date"). If Resident takes possession prior to the start date listed herein, the terms of this Lease shall apply from day of possession. If there is a delay in delivery of possession by Management, rent shall be abated on a daily basis until possession is granted. If possession is not granted within seven (7) days after the beginning of original term, then Resident may void this Agreement and have full refund of any deposit. Management shall not be liable for damages caused by a delay except as noted in this paragraph. If Resident delays in taking possession within seven (7) days of the agreed upon beginning date, they shall forfeit all deposits and be responsible for rent, utilities and lawn care until the day the Property is occupied by a new tenant. **(b) At expiration of the Lease (Anniversary Date):** If Resident intends to terminate (or not renew) this Lease, Resident must give Management at least sixty (60) days written notice sent by certified or registered mail. Notice must be in writing and must be received by Management at least sixty (60) days prior to move-out. If Management intends to terminate this Lease, Management must give Resident at least sixty (60) days written notice. If neither party notifies the other of its intent to terminate, the tenancy shall renew/extend for 12 months at the same terms and conditions as this Lease. **At the Anniversary Date the then current rent shall increase by eight (8) percent (rounded down to the nearest $5.00) unless parties agree to a different rent. Said agreement must be in writing, signed by all the parties at least 60 days prior to the Anniversary Date to be effective.**

3. Rent: (a) Amount: Rent of **$975.00** (hereafter the "Current Rent" **8/1/21-7/31/22**) 5% rent escalation to **$1,023.75** for dates **(8/1/22-7/31/23)** is payable monthly in advance and is due the **first of each month** prior to midnight or it is considered "late." Rent start date has been established in stipulation 2 by agreement between the parties and may be different than the move-in date. **(b) Late Charge:** If rent is not in Management's office by midnight on the 2nd, Resident agrees to pay a late fee of **10%** of the Rent amount. Payments sent via the US mail are done so at the sender's own risk. Rents will be considered unpaid until actually received by Management. **(c) Rent Payments:** e. If rent is late, or your bank, for any reason, refuses any payment, said payment and fees must be made by certified funds. If any payment is returned, Resident agrees to pay a $**60.00** fee (plus the late charge) as described above. Management may, upon 15 day written notice, require certified funds for any reason. **(d) Allocation of Payments:** All funds received from Resident shall first be applied to outstanding late fees, NSF fees, administration fees, warrant fees, utility charge backs, maintenance charge backs and any other fees due Management under this Lease, then rent. **(e) Prohibition against Withholding Rent for Repairs**: The Resident is prohibited from making any repairs/renovations to the home without the express written consent of Management. In the event the Resident chooses to make any repairs/maintenance to the Property, with or without the consent of Management, Resident shall not under any circumstance deduct the sums of those repairs from any rents or fees due to Management. ___[redacted]___ (initials)

4. Security Deposit as a Security Deposit for fulfillment of Resident's obligations under the terms of this Lease. Security Deposit must be paid in certified funds at time of move-in inspection. The Security Deposit only will be returned without interest within one (1) month after the termination of this Lease, or the surrender and acceptance of the Premises, unless retained by Management for such causes as provided in this Agreement. **(b)** Resident acknowledges and agrees that said Security Deposit may be placed in an interest-bearing account and that Management will retain the interest earned on said deposit. The Security Deposit shall be deposited and held in an Escrow Account with **Wells Fargo** which may change from time to time with 60-days written notice to Resident**.** **(c)** Management may use, apply or retain all or part of the Security Deposit to the extent required for the payment of any sum which Resident owes to Management herein, or for any sum which Management (or the owner) may expend for actual damages arising out of or related to Resident's abandonment of the Premises or default in respect to any of the terms or provisions of the Lease, (provided that Management attempts to mitigate said actual damages), and including, but not limited to any repair, replacement, cleaning or painting of the Premises rendered necessary or desirable by reason of the negligence, carelessness, accident or abuse by Resident or the invitees, guests, or members of Resident's household beyond ordinary wear and tear, or to pay (or apply against) any other amounts owed by Residents to Management as permitted by law. **(d)** The application of the Security Deposit shall at all times be at the sole discretion of Management in accordance with this Lease and Georgia Law. The appropriation of all or part of this Security Deposit shall not be an exclusive remedy for Management, but shall be cumulative and in addition to all other remedies of Management at law or under this Lease. **(e)** Not withstanding the above, if there is a bona fide dispute over the Security Deposit, Management may, upon notice to all parties having interest in the security deposit, interplead the funds into a court of competent jurisdiction. Resident agrees to indemnify and hold Management harmless from and against all claims, suits and damages arising out of or related to the actions by Management of its duties hereunder. d. $200 of deposit is nonrefundable as stated on application to rent. **This Security Deposit may not be applied by Resident to rent under any circumstances.**

5. Damage Inspection: Resident acknowledges receipt of a comprehensive listing of any existing damages to the Premises, which receipt was prior to the tender of the Security Deposit. Resident must sign said list, or sign a written dissent listing damages he claims exists in Premises prior to occupancy. **TENANTS ARE ENCOURAGED TO REPORT EVERYTHING ON OR ABOUT THE PROPERTY OR ADJACENT STRUCTURE REQUIRING REPAIR NO MATTER HOW SLIGHT AT THE TIME OF MOVE-IN.** This will establish the initial condition according to the Resident. Management will not repair any cosmetic or nonfunctional items such as carpet blemishes, chipped sinks, etc., nor do any painting inside or out or do any other repairs unless specifically agreed to by Management in writing prior to move-in. **The Purpose of This Inspection is To "Document the Condition of the Premises Before Resident Takes Possession, Not To Create a Punch List of Repairs to be completed."** The move-in inspection shall not be viewed by either party as a list of things promised to be repaired/replaced by Management. All Resident-requested repairs must be in writing. Resident assuming possession of the Premises shall be conclusive evidence that the Premises is accepted "as is" by Resident.

6. Damage Inspection after Termination: Within three (3) Business days after the date of termination of occupancy, Management will inspect the Premises and compile a comprehensive list of any damages done to the Premises during Resident's occupancy which list shall be signed by Management. Resident agrees to keep all utilities on, including electric, gas and water, from date of occupancy through the date of the move-out inspection. If any utility is off at the time of the move-out inspection Resident agrees to pay Management a $**55.00** (utility restoration fee) as well as all costs incurred by Management to restore/reconnect the utilities. Resident shall have the right to inspect Premises within five (5) business days after the termination of Resident's occupancy to ascertain the accuracy of the list. Management and Resident shall sign the list and this shall be conclusive evidence of the accuracy of the list. If the Resident refuses to sign the list, he shall have five (5) business days from termination of occupancy to state specifically in writing items on the list to which he dissents and to deliver such list of dissention to Management. If Resident fails to provide such a list of dissention or fails to provide such a list in a timely fashion pursuant to the time frames contained in this paragraph, the list as compiled by the

Management shall be deemed accurate, true and correct and comprehensive by the Resident. If the Resident terminates occupancy without notifying Management, Management may make said move-out inspection within a reasonable time after discovering the termination of occupancy. In the event Management elects to retain any part of the Security Deposit, Management shall provide Resident with a written statement setting forth the reasons for the retention of any portion of the Security Deposit within thirty (30) days of the Move-Out Inspection, and shall include with such statement any portion to be refunded.

7. Inspections: All Residents are invited to appear for the move-in or move-out inspection. If less than all the Residents appear at inspections, all Residents herewith represent to Management that any Resident(s) who appear(s) at inspections is/are authorized to act for, and on behalf of, all Residents in conducting the move-in or move-out inspection. By the signature(s) below, Resident(s) acknowledge that he/she is authorized to conduct the inspections and review the report, and that he/she is expressly authorized to bind any and all other Residents who are entitled to occupy the subject Premises pursuant to this Lease for purposes of the inspections.

8. Right of Access, Showing, Locks and Property Visits: (a) Right of Access: Management's policy is to respect Resident's right of privacy, and right of quite enjoyment of the Premises, and will attempt to contact Resident prior to visiting the Property. Management shall have the right of access of Premises for inspection and maintenance between 9 a.m. and 6 p.m. daily, except in case of emergency, as defined at the sole discretion of Management. Management may enter at any time to protect life or prevent damage to the Premises. **(b) Showing:** During the last sixty (60) days of Resident's occupancy, Management's staff, its agents, or any licensed real estate agent, shall have the right to place yard signs on the Premises and shall have the unrestricted right of entry to Premises, via a lock box and key, between the hours of 9 a.m. and 6 p.m. daily for the purpose of showing the Premises. Resident agrees to use prudent judgment in securing valuables at all times, but especially during the times the Premises may be for sale or lease, and agrees to hold Management harmless for any loss thereof. Should Resident attempt to limit or restrict said entry during these stated times, Resident shall be in default of this Lease and Management may retain Security Deposit as liquidated damages as the parties agree that it would be impossible to accurately estimate actual damages resulting from such breach and that the Security Deposit is reasonable compensation. If condition of property does not allow showing of property, tenant will be responsible for an additional month's rent in addition to loss of security deposit. This includes lack of cleanliness, wear beyond normal wear and tear, and overgrown yard. **(c) Locks and Alarm System**: Security systems or additional locks are encouraged and may be installed on the Premises upon notice to, and written permission from, Management. Upon receipt of written permission, which shall not be unreasonably withheld, Resident agrees to use the locksmith that Management recommends. Resident shall provide Management with duplicate keys (security codes) that open any and all locks (security systems) installed on the Premises, and all such items shall become fixtures of the Premises. Installation of additional locks (security systems) and duplicate keys will be at the Resident's expense. Should Resident change the locks (security system) and refuse to provide Management with duplicate keys (system codes) when asked, this will constitute Resident's breach of this Lease. Resident will forfeit their Security Deposit and will be responsible for any and all damages proximately caused by refusal to provide access as agreed. Should Resident change locks, or refuse to provide Management with a key when asked, Management may have the Premises re-keyed (security system re-coded) during Resident's stay, at the Resident's expense, and Management will supply Resident with a new key. **(d) Property Visits:** Management intends to visit the Premises on a regular basis to stay informed as to its condition. Resident agrees to cooperate with this program and agrees to schedule inspections during regular business hours. If Resident insists on after hours visits (evenings, weekends or holidays) Resident agrees to pay $65.00 per event. Resident may be present for said inspections but is not required to be. ___[redacted]___ initials

9. Subletting: No subletting or assignment of this Lease is permitted. Assignment of any portion of this Lease or subletting any portion of Premises without obtaining written permission from Management shall be deemed a breach of this Lease and may result in termination.

10. Surrender of Premises: Resident shall deliver possession of Premises to Management in good order and repair upon termination or expiration of this Lease, leaving said Premises in a clean and sanitary condition. Said condition includes, but is not limited to, cleaning of all appliances and removal of all trash, garbage, rubbish and personal property from the Premises and yard and returning keys to Property, mail boxes, amenities, and power garage door openers to Management. Should Resident fail to return said items Resident agrees to pay the cost of replacing (rekeying) same. Whenever Management is entitled to possession of the Premises under the terms of this Lease, Resident shall at once surrender Premises to Management. **Holdover:** Should Resident agree to be out of the Premises on a certain day and fail to do so, or leave substantial personal property inside the Premises preventing Management from taking back possession, Resident agrees to pay Holdover Rent at the rate of **$75.00** per day until Management is able to retake possession.

11. Use: Premises shall be used for residential purposes only and shall be occupied only by persons named in this Lease. Premises shall be used so as to comply with all state, county, municipal laws and local ordinances. Resident shall not use Premises, or permit same to be used, for any unlawful purpose or in any manner so as to interfere with other Resident's quiet enjoyment of their property. Any unauthorized use of the Premises shall be deemed an event of default of this Lease.

12. Resident's Property: Management shall not be liable for damages to Resident's property of any type for any reason or cause whatsoever, except where such is due to Management's sole gross negligence. Resident is encouraged to obtain renters insurance to protect themselves while occupying said Premises. Should Resident leave personal property on or around the Premises at move out, Resident agrees to reimburse Management for the actual costs of removal and/or storage of said property and shall hold Management harmless for the loss or destruction of same.

13. Pest Control and Pets: (a) Pests: At all times during the occupancy of said Premises, Resident shall be responsible for pest control of all kinds, except for termites. Resident is encouraged to use licensed pest control contractors to treat for pests or rodents. **(b) Pets:** No animals, birds or pets of any kind shall be permitted on Premises without prior written consent of Management, a signed pet agreement, and an additional Security Deposit as is deemed adequate by Management to protect against potential damage caused by pet. See Exhibit A, Pet Policy, attached hereto and made a part of this Agreement by reference.

14. Indemnification: Resident releases Management from liability for, and agrees to indemnify Management against, all losses incurred by Resident as a result of: **(a)** Resident's failure to fulfill any condition of this Lease; **(b)** Any damage or injury happening in or about the Premises to Resident, Resident's invitees or licensees of such person's property; **(c)** Any judgment, lien, or other encumbrance filed against Premises as a result of Resident's action unless it results from the sole gross negligence of Management.

15. No Waiver: Any failure of Management to seek redress of a violation of, or to insist upon the strict and prompt performance of, any covenants or conditions of this Lease, shall not operate as waiver of any such violation or of Management's right to insist on prompt compliance in the future with such covenant or condition, and shall not prevent a subsequent action by Management for any such violation. Acceptance by Management of any late payment of rent, or additional rent, shall not constitute a waiver of any rights of Management, including without limitation, the right to terminate this Lease as herein provided. The receipt of any rent, or additional rent, by Management with the knowledge of such breach shall not operate as a waiver of such breach. No provision, covenant, or condition of this Lease may be waived by Management unless such waiver is in writing and signed by Management.

16. Time is of the Essence and Service: Time is of the essence of this Lease. All references to any notice required to be given, or due dates for rental payments, shall be strictly construed and any binding notice required herein shall be in writing and hand-delivered or mailed registered or certified mail in accordance with the provisions herein, unless stated otherwise herein. Resident hereby appoints the person in charge of or occupying Premises at the time, as his/her agent to receive the service of any dispossessory or distress proceedings and notices hereunder,

and all notices required under this Lease, and if no person is in charge of or occupying the same, such service or notice may be made by attaching the same on the front entrance of Premises. For purposes of compliance with the provisions of O.C.G.A. 44-7-3, Management hereby states that **Advance Equity Group,** whose address is **880 Marietta Highway Suite 630-334 Roswell GA 30075,** is authorized to manage the Premises and to act for and on behalf of Management for purposes of serving of process and receiving and receipting for demands and notices. Remedies Cumulative: All rights and remedies available to Management by law, including but not limited to those described herein, shall be cumulative and concurrent.

17. Mortgagee's Rights: Resident's rights under this Lease shall at all times be automatically junior and subject to any Deed To Secure Debt, or Trust, which is now, or shall hereafter, be placed on Premises. If requested, Resident shall execute promptly any certificate that Management may request to specifically implement the subordination described in this paragraph. Should Property go into foreclosure, Resident shall hold Management harmless from any damages or losses which might incur to Resident from said foreclosure.

18. Default: (a) If Resident fails to pay rent or any other sum when due, or otherwise fails to abide by and perform any of the obligations, terms, conditions, or provisions of this Lease, including but not limited to, failure to reimburse Management for any damages, repairs, or costs when due, abandonment of the Premises, or violation of any Rules and Regulations set forth herein, or the community association rules, each and any such breach shall constitute a default under this Lease. **(b)** If such default continues for three (3) calendar days after written notice of default, Management may, at its option, terminate this Lease by written notice to Resident.
(c) Management, as Resident's agent, may enter upon and take possession of the Premises and re-lease the Premises at the best rental price obtainable by reasonable effort, and for any term, and for any rent, upon such terms as Management deems proper. Resident shall be liable to Management for the deficiency, if any, between Resident's rent hereunder and the rental price so obtained by Management by reoccupying. **(d)** Any action hereunder by Management shall not prejudice any rights of action against Resident as provided in this Lease or by law, and Management shall not be guilty of trespass or forcible entry as a result of such entry and repossession of the Premises by Management. **(e)** Should Management file a dispossessory action with the county to enforce payment of rent, outstanding charges or other actions of the Resident, Resident agrees to pay $**250.00** to cover the hard costs of that filing and administrative costs of **$50.00.**

19. Early Termination: (a) Provided Resident is not in default hereunder at the time of giving notice, has strictly complied with all of the provisions of this Agreement, is current with all fees due Management, Resident may terminate this Lease before the expiration date by: **(1)** giving Management at least sixty (60) days written notice sent by certified or registered mail, return receipt requested; plus, **(2)** paying all monies due (rent and costs) through date of termination; plus, **(3)** paying an amount equal to **one** month's rent (within 14 days of notice date); plus, **(4)** return the Premises in clean and ready to rent condition; (5) loss of security deposit plus, **(6)** paying a **100.00** dollar fee to Management as the parties agree the precise amount of advertising costs, length of vacancy and other factors are impossible to ascertain at the outset and that the sum set forth in this paragraph is reasonable compensation for breach by the Resident under this paragraph. The foregoing shall not relieve Resident of his/her responsibilities and obligations regarding any damages to Premises. No prorating will be given for percentage of lease term completed by Resident. **(b) If Resident vacates the Premises before the Anniversary Date, and fails to follow the Early Termination clause precisely as stated above,** this shall be called an abandonment, Resident will be in default of their Lease and damages will include all expenses incurred by the owner, and/or Management, to get the Premise reoccupied, (or to the next Anniversary Date of the lease) including, but not limited to, lost rent to day of reoccupation, utilities and lawn care during vacancy, Procurement Fee and advertising charged the owner to re-rent the Premises, plus property/physical damages from the move-out inspection. Management will aggressively attempt to re-rent the Premises so as to limit damages and Resident will be responsible for the exact costs incurred as a result of Residents abandoning the Premises. Said expenses will be due even if the owner elects to sell the Premises instead of re-renting it. __[redacted]initials **(c)** Landlord has the right to terminate the lease giving no less than a sixty (60) day notice to te[redacted]

20. Rules and Regulations: (a) Non-operative vehicles: are not permitted on Premises. Management may remove any such non-operative vehicle, or any vehicle parked on grass, at the expense of Resident, for storage or public (or private) sale at Management's option, and Resident owning same shall have no right of recourse against Management thereafter. **(b) Storage:** Resident agrees not to store any materials on the Premises, of any kind or description that are combustible, flammable, hazardous, or would increase the risk of a fire and any violation of this paragraph may serve as a basis for declaring the Resident in default. Any storage of said materials shall be at the Resident's risk and Resident shall indemnify Management, and the owner of the Premises, for any damages resulting from, and any loss caused by, said materials. Should Resident leave hazardous material in or around the Premise at time of vacating, Management shall remove and Resident agrees to pay said cost of removal. **(c) Housekeeping:** The Resident agrees to maintain the Premises in as good a state as he/she finds it, reasonable wear and tear accepted. Good housekeeping is expected of everyone. Resident agrees to keep his/her quarters in a clean and sanitary condition and to keep the yard clean, mowed, and free of rubbish and to comply with any neighborhood covenants, rules or regulations that govern the condition of the Premises. **(d) Utilities:** Utilities to the Premises including garbage, water and sewer charges, electricity and gas, cable and security system monthly charges shall be the responsibility of Resident from the day of Possession until the move out inspection has been completed by Management, unless otherwise outlined in a Special Utility Exhibit. If Resident fails to transfer utilities into their name by the move in date and Management has to allocate utility charges between owner and Resident, Resident agrees to reimburse Management for unpaid utility bills plus a **$35.00** a month per utility administrative fee until utilities are on in Resident's name. Resident must provide Management proof of payment of final utility bills prior to the return of the security deposit.

21. Attorney and Collection Costs: If Management breaches this Lease, Management agrees to pay all costs of collection of said sums if it must be collected by an attorney-at-law. **If Resident breaches this Lease,** Resident agrees to pay any unpaid charges (including charges allowed under this Lease and including damages to the Premises) to Management within ten (10) days of the time Resident is notified of the breach. If Resident fails to pay the unpaid charges demanded within ten (10) days, Resident shall be required to pay (in addition to the sums demanded) an amount equal to **twenty** percent **(_20_%)** of the above-described unpaid charges. In addition, Resident hereby agrees to pay any and all costs of collection of any unpaid charges, rent or damages owing under this Agreement including but not limited to the costs of a collection agency and/or the costs of an attorney if such sums are collected by an attorney-at-law. Resident shall also pay any and all costs, including mediation and arbitration fees, attorney's fees and costs, and any fees and costs awarded by a Court, if such sums are collected through a legal proceeding.

22. Resident Improvements: (a) Resident may not paint, wallpaper, or otherwise change the cosmetics of the Premises unless Management approves of Resident's selection of materials and quality of workmanship, in writing, in advance of said work. In any event, Resident agrees to return Premises to its original condition if requested by Management. **(b)** Resident may not remodel and make structural changes without Management's written permission and approval of materials and workmanship. Resident has no authority to incur any debt, or make any change against the Premises or Management, or to create any lien upon said Premises for work done or material furnished, or to act as agent for Management at any time for any purpose. **(c)** Resident warrants that any repairs, refurbishments or work performed on the Premises by Resident or performed by anyone hired, retained or appointed by Resident, will be done in a good and workmanlike manner and will be undertaken only by licensed, insured and qualified professionals under the direct supervision of the Resident, who will be fully accountable for all payments for said improvements, and to hold Management free from harm or loss arising from claims of any other parties, regardless of cause, which might result from said work. **(d)** Any alterations or changes that Management does permit, shall become part of the Premises and shall remain in the Premises at all times during and after the term hereof.

23. Homeowner Associations: (a) The Premises may be located in a community that may maintain amenities such as a clubhouse, golf, pool, tennis, exercise facility, laundry, or similar amenities or provide some utilities services to the Premises. With respect to such homeowner's associations and/or amenities, Management makes no representations as to: (1) whether any association exists; (2) whether the owner is a member and is current with any applicable dues; (3) whether such amenities are available to a Non-Owner Resident, including a tenant. Management encourages Resident to fully investigate the availability of such amenities, and to determine whether such amenities would be available to a person in a tenancy situation, the cost thereof and any and all other factors which might be important to Resident in selecting this Premises. **(b)** Resident expressly releases Management of and from any and all duties to investigate such amenities and from any representations regarding such amenities whatsoever. Resident expressly acknowledges that Resident has made such independent inquiry as Resident so desires regarding any amenities offered by a community or homeowner's association and releases Management of and from any and all liability in connection therewith. **(c)** If a homeowner's association exists, the Premises may be subject to various rules for the community. Resident herewith acknowledges that Resident is responsible for obtaining a copy of the homeowner or community association rules, which are a matter of public record, reading them and complying with their terms. Any breach thereof may constitute a default as defined herein. **(d)** Should notice be received by Management (or owner) regarding a violation of said rules and regulations, Management shall notify Resident of said violation in writing. If Resident fails to correct the violation within ten (10) days of said notice, Resident agrees to pay for the cost of Management resolving the problem (if it can be resolved), or Management may default the Lease and require the Resident to vacate the Premises. If the association should fine Management (or owner) for the actions, inactions, conduct or behavior of Resident, or Resident's invitees or guests, for failure to comply with the rules and regulations of the community where Premises is located, Resident agrees to pay said fines within ten (10) days of notice by Management to Resident plus a **$75** fine (per violation) for Management's involvement in the event. Failure to pay said fines may result in a breach of this Lease.

24. Signatures and Faxes: These Premises cannot be leased without the signature of each adult party who will be residing in the Premises. Management and Residents agree this Lease can be signed by duplicate originals. Faxed signatures, and properly executed Power of Attorneys, are deemed acceptable.

25. Agency Disclosure: (a) Management's office brokerage relationship policy is to represent Owners as Sellers and/or Landlords (Seller Agency and Owner Agency), Buyers (Buyer Agency), and Sellers and Buyers in the same transaction with Designated Agency, and Transaction Brokerage. Management is a licensed Real Estate Broker and as such, is representing the Owner in this transaction unless otherwise described on an attached Agency Disclosure. **(b) Authority Over The Lease:** All parties acknowledge that Management is authorized by the owner of the Premises to manage this Lease. This Lease is between Resident and Management and the owner has no authority over it and Resident agrees not to communicate with the owner while under this Lease. In the event that Management relationship is terminated with the owner during the term of this Lease, Resident hereby releases Management of and from any liability under this Lease, provided Management has notified Resident by certified and regular mail of the termination, including in said notice the following: (1) effective date of termination; (2) name and address to whom rent is to be sent; (3) telephone number of person responsible for repairs; and (4) copy of check turning over Resident's Security Deposit to owner or new manager. **(c) Buying the Property:** Resident acknowledges that Management has an exclusive brokerage relationship with the owner of the Premises, which includes the payment by owner to Management of a real estate commission if Resident purchases the Premises. Resident agrees to communicate solely with Management regarding any interest or offers to purchase said Premises. Should Resident contract with another real estate agent to represent him/her in the purchase of this Premises, Resident agrees to pay their agent personally and not look to the seller, or Management, for their agent's compensation. Should Resident breach this stipulation, and buy the Premises without inclusion of Management, Resident agrees to pay Management for damages, including but not limited to a real estate commission of {**three**} **(__3___%)** percent of the sales price, plus collection costs and attorney fees.

26. Lease Renewal Fee: Resident agrees to pay a **one hundred** dollars **($_100_)** Administration Fee at each Anniversary Date for a twelve (12) month extension or renewal, or, **seventy-five** dollar **($_75_)** for a shorter-term renewal (i.e. anything under twelve months).

27. Receipt of Important Documents: Resident acknowledges they have received the following documents prior to executing this Lease: **(a)** Booklet Protect Your Family from Lead in Your Home; **(b)** Management's Official Resident Handbook (which will be kept on-line and available to Resident 24/7); **(c)** A copy of the housekeeping documents Resident(s) signed prior to taking possession of the Premises, which altogether are incorporated into and made a part of this Agreement by reference.

28. Legal Notice Fee: Should Management be required by this Lease, or the Georgia Landlord Tenant law, to send a legal notice (certified letter) to Resident, Resident agrees to pay a $**20.**00 administrative fee.

29. Maintenance Charge-Backs and Re-keying Fee: (a) Should Resident request maintenance be done on the Premises which servicing contractor reports was caused by the abuse or misuse of Resident or their invitees, Management shall provide the invoice for such repair to Resident and Resident agrees to pay such sum (plus a $**30.00** administration fee) no later than the first of the month following notification. Should Resident fail to pay said sum as stated herein, Resident may be deemed to be in default of the terms of this Lease. **(b)** If Resident vacates the Premises, without returning to Management keys to the Premises, garage door openers, or access keys to the community amenities, Resident shall reimburse Managements for actual costs to replace same. **(c)** A $200 fee

30. Neighborhood Conditions and Security Disclaimer: (a) Resident acknowledges that every neighborhood has conditions which different tenants may find objectionable including without limitation stadiums, crime, land-fills, quarries, high-voltage power lines, airports, odorous factories, schools serving the Property, cemeteries, land use and transportation maps. The Residents shall be responsible to become familiar with any present or future neighborhood conditions which could affect the Premise. If Resident is concerned about the possibility of a registered sex offender residing in area of the Premise, Resident should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation website at www.gbi.georgia.gov. **(b)** Resident acknowledges that crime occurs in every community and Management is not a provider of security regarding the Premises. Resident acknowledges that prior to occupying Premises they have inspected all window locks, door locks, exterior lighting and found them to be in good working condition. If during the term of the Agreement any of the above items stop functioning properly Resident agrees to notify Management immediately in writing.

31. Smoke Detectors and Renter's Insurance: (a) Upon move in (and regularly thereafter) Resident agrees to test the smoke detectors to make sure they are functioning properly. The Resident is responsible to keep working batteries in all smoke detectors. If devices do not operate properly after Resident replaces the batteries, Resident shall give Management written notice and Management will replace the devices. **(b)** The owner's landlord insurance does not cover Resident's personal property or the normal liability hazards of living in a home. Resident is encouraged to get renters insurance to protect their belongings from fire, loss of food due to power outage, flood, theft, wind and tornados.

32. Entire Agreement: This Lease, and any incorporated or attached written Exhibits, Handbooks or Addendums, shall constitute the entire agreement between the parties and no oral statement or oral modification of the terms of this Agreement, or advertising, or flyer, or promotional materials, except that which is described herein, shall be binding, create or form any part of an agreement between the parties. This Lease can only be amended in writing and signed by all parties to this Agreement.

See exhibit(s) attached hereto and made a part of this agreement by reference.

A) Pet Policy , D)Smoke Detector & Renter's Insurance Policy B) Landlord vs Tenant Responsibilities

Special Stipulations to this agreement are as follows: Any security deposit paid by the tenant on this lease are being held by the owner.

No smoking inside of the home. Minimum charge for smoking in the home $1800

Security deposit is transferred from previous owner. See stipulation No additional security deposit payments have been made. Pet fee collected at move in was paid to previous owner and does not transfer.

___ Special Stipulations Exhibit __________ attached hereto and made a part of this Agreement by reference.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed in person or by a person duly authorized,

Advance Equity Group

By Regina Nicholson

X Regina Nicholson 07-09-2021

e7e9c76

As agent for owner________

Brokerage # **H-54909** Agent #_393991______

Resident(s)

[redacted]

X [redacted] 07-09-2021

2705d9b

Resident

X____________________

Resident

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